Exhibit 10.15

PROMISSORY NOTE

$210,000

Date: December 21, 2025

Maturity Date: June 30th, 2026

FOR VALUE RECEIVED, Cardiff Lexington Corporation, a Nevada corporation (the "Company"), hereby promises to pay to the order of Daniel Thompson (the "Payee" or "Employee"), the principal sum of $210,000, together with interest thereon, on the terms and conditions set forth below.

1.	Purpose of Note

This Promissory Note (this "Note") evidences accrued and unpaid salary and/or bonus compensation (2024 Cash bonus) that has been fully earned by the Employee but deferred due to the Company's historical cash flow constraints. The Company and Employee acknowledge that this Note is issued in good faith to memorialize such obligations.

2.	Interest Rate

The outstanding principal balance shall bear interest at a fixed rate of five percent (5.00%) per annum, calculated on the basis of a 365-day year.

3.	Interest Payments

Accrued interest shall be payable quarterly in arrears, with the first interest payment due on the first quarterly anniversary of the Effective Date, and each quarter thereafter until the Note is paid in full.

4.	Maturity and Principal Payment

The entire outstanding principal balance, together with any accrued but unpaid interest, shall be due and payable in full on the Maturity Date, unless earlier paid pursuant to Section 5.

5.	Prepayment

The Company shall prepay this Note, in whole with accrued interest within 5 business days of uplisting to the Nasdaq Exchange without premium or penalty.

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6.	No Security; Unsecured Obligation

This Note is an unsecured obligation of the Company and shall rank pari passu with the Company's other unsecured indebtedness, subject to applicable law.

7.	Events of Default

The occurrence of any of the following shall constitute an "Event of Default":

(a)	the Company's failure to pay principal or interest within ten (10) business days after such amount becomes due

(b)	Upon an Event of Default, the Payee may declare all outstanding amounts immediately due and payable, provided that the Payee shall give written notice and a reasonable opportunity to cure, where applicable.

8.	Waiver of Setoff

The Company waives any right of setoff, counterclaim, or defense against payment under this Note, except for defenses arising from payment or satisfaction of the Note.

9.	Amendments

This Note may be amended only by a written instrument executed by both the Company and the Payee.

10.	Governing Law

This Note shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to its conflicts of law principles.

11.	Miscellaneous

•	This Note represents the entire agreement with respect to the subject matter hereof and supersedes all prior oral or written understandings regarding the accrued compensation described herein.

•	Any notices under this Note shall be in writing and delivered personally or by nationally recognized overnight courier.

•	Headings are for convenience only and shall not affect interpretation.

IN WITNESS WHEREOF, the Company has executed this Promissory Note as of the date first written above.

Cardiff Lexington Corporation

By:/s/ Alex H. Cunningham

Name: Alex H. Cunningham

Title: CEO

ACKNOWLEDGED AND AGREED:

Daniel Thompson

Signature: /s/ Daniel Thompson

Date: 12/22/25

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